Exhibit 4.1
CARDIOVASCULAR SYSTEMS, INC.
REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT is made as of the 16th day of March, 2009, by and between Cardiovascular Systems, Inc., formerly known as Replidyne, Inc., a Delaware corporation (the “Company”), and the stockholders and other securityholders of the Company listed on Schedule I, each of which is referred to in this Agreement as an “Investor.”
RECITALS
          WHEREAS, Cardiovascular Systems, Inc., a Minnesota corporation (“CSI-MN”), entered into an Agreement and Plan of Merger and Reorganization, dated November 3, 2008 (the “Merger Agreement”) with the Company and Responder Merger Sub, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company, pursuant to which CSI-MN became a wholly-owned subsidiary of the Company, the CSI-MN common stock was converted into shares of Company common stock, and the Company changed its name from Replidyne, Inc. to “Cardiovascular Systems, Inc.” (the transactions contemplated by the Merger Agreement are referred to herein as the “Merger”);
          WHEREAS, prior to the Merger, the Investors either (i) held shares of CSI-MN’s Series A convertible preferred stock, Series A-1 convertible preferred stock and/or Series B convertible preferred stock (collectively, the “Preferred Stock”), which provided them certain rights and preferences (the “CSI Investors”), or (ii) were parties to that certain Fourth Amended and Restated Stockholders Agreement, dated August 17, 2005, by and among the Company and certain Company stockholders and warrant holders, as amended March 7, 2006 (the “Replidyne Stockholders Agreement”) (the “Replidyne Investors”);
          WHEREAS, as a condition precedent to the Merger Agreement, CSI-MN obtained an agreement from the holders of the Preferred Stock that all shares of Preferred Stock would convert into shares of CSI-MN common stock immediately prior to the Merger (the “Stockholder Conversion Agreement”), which Stockholder Conversion Agreement also provided that the Investor’s Rights Agreement of CSI-MN (the “CSI Investor’s Rights Agreement”) would terminate upon the closing of the Merger;
          WHEREAS, due to their relationship with and percentage ownership in the combined company after the closing of the Merger, the CSI Investors will be subject to resale restrictions imposed by the federal securities laws;
          WHEREAS, in order to induce the CSI Investors to enter into the Stockholder Conversion Agreement, CSI-MN agreed to provide the CSI Investors with registration rights after the Merger which are comparable to those to which they were entitled prior to the Merger in their capacity as holders of CSI-MN Preferred Stock under the CSI Investor’s Rights Agreement;
          WHEREAS, under the Replidyne Stockholders Agreement, the registration rights under Articles 3 and 4 thereof shall terminate as to any holder upon the date on which such holder holds less than 1% of the outstanding capital stock and all shares held by such holder can be resold pursuant to Rule 144;

          WHEREAS, as a result of the Merger, the Replidyne Investors will be the only parties to the Replidyne Stockholders Agreement who each hold more than 1% of the outstanding capital stock of the Company or as to whom all shares held by such holders cannot be resold pursuant to Rule 144, and the Replidyne Investors wish to terminate their rights under the Replidyne Stockholders Agreement and replace them with the registration rights hereunder;
          WHEREAS, the Merger closed on February 25, 2009 and the Parties desire to memorialize the registration rights of the Investors.
          NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:
DEFINITIONS
     As used in this Agreement, the following terms shall have the following respective meanings:
          “Agreement” shall mean this Registration Rights Agreement and all schedules and exhibits, if any, attached to this agreement, in each case as they may be supplemented, amended, restated or replaced from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement; and unless otherwise indicated, references to Sections, Schedules and Exhibits are to the specified Sections, Schedules and Exhibits, if any, of this Agreement.
          “Board of Directors” shall mean the board of directors of the Company as constituted from time to time.
          “Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
          “Common Stock” shall mean the Common Stock, $0.001 per share, of the Company.
          “Easton” shall mean Easton Capital Partners, LP and Easton Hunt Capital Partners, L.P., collectively.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Investor Securities” shall mean (i) all shares of Common Stock held by each Investor immediately after the closing of the Merger, (ii) all shares of Common Stock issuable upon the conversion and/or exercise of outstanding options and warrants held by each Investor immediately after the closing of the Merger, and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock referred to in (i) or (ii), as the case may be; provided, however, that Investor

Securities shall not include those securities (x) that have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement, or (y) that have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (y), such securities may be freely transferred without restriction under the Securities Act.
          “Maverick” shall mean Maverick Fund LDC, Maverick Fund USA, Ltd. and Maverick Fund II, Ltd., collectively.
          “Party” shall mean a party hereto from time to time.
          “Permissible Transferee” shall mean an affiliate of an Investor; provided, however, that Permissible Transferees shall not include affiliates of an Investor who acquire Investor Securities (i) that have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement, or (ii) that have been transferred pursuant to Rule 144 under the Securities Act or any successor rule such that, after any such transfer referred to in this clause (ii), such securities may be freely transferred without restriction under the Securities Act.
          “Person” shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, unincorporated organization, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or other entity howsoever designated or constituted.
          “register,” “registered” and “registration” shall mean a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the Commission.
          “Requisite Period” shall mean, with respect to a firm commitment underwritten public offering, the period commencing on the effective date of the registration statement and ending on the date each underwriter has completed the distribution of all securities purchased by it, and, with respect to any other registration, the period commencing on the effective date of the registration statement and ending on the earlier of the date on which the sale of all Investor Securities covered thereby is completed or 180 days after such effective date.
          “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statue, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the applicable time.
          1. Automatic and Demand Registration.
               (a) If the Company shall receive, at any time after six (6) months after the closing of the Merger, a written request (the “Demand Notice”) from an Investor or Investors holding no less than an aggregate of 20% of the then outstanding Investor Securities that the Company at its own expense file a registration statement under the Securities Act on Form S-1 covering the registration of the Investor Securities, then the Company shall comply with the requirements set forth in Section 1(b).

               (b) Within ten (10) days of receipt of any Demand Notice under Section 1(a), the Company shall give written notice (a “Company Notice”) to all Investors from whom a Demand Notice has not been received and shall use its reasonable best efforts to register under the Securities Act, in accordance with the method of disposition specified in the Demand Notice, the number of the Investor Securities specified in the Demand Notice (and in all notices received by the Company from other Investors within twenty (20) days after the giving of such Company Notice). If the method of disposition specified in the Demand Notice is an underwritten public offering, the right of any Investor to include its Investor Securities in such registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Investor Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their securities through such underwriting (the “Offering Investors”) shall, together with the Company as provided by Section 4(J), enter into an underwriting agreement (in such form and containing such provisions as provided by Section 4(J) with the underwriter or underwriters selected for such underwriting). Notwithstanding any other provision of this Section 1, if the managing underwriter advises the Offering Investors in writing that in its opinion, marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of such Investor Securities that may be included in the underwriting shall be reduced pro rata as between the Offering Investors thereof based upon the number of Investor Securities owned by each such Investor; provided, however, that the number of shares of Investor Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. The Company shall have the right to delay the filing of the Form S-1 registration statement for a period not to exceed one hundred twenty (120) days if the Board of Directors of the Company shall have determined, in good faith, that to so file the Form S-1 registration statement would be seriously detrimental to the Company and its stockholders, and the President of the Company has agreed and delivered to the holder(s) a certificate to such effect; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; and provided further, that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period.
               (c) The Company shall be obligated to register Investor Securities pursuant to Section 1(b) on three (3) occasions; provided, that each such obligation shall be deemed satisfied only when a registration statement covering all Investor Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified in the Demand Notice, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Investor Securities shall have been sold pursuant thereto.
          2. Piggyback Registration.
               (a) If the Company at any time (other than pursuant to Sections 1 or 3) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 and S-8 and any similar successor forms) (a “Piggyback Registration”), each such time it will give prompt written notice to such effect to all holders of outstanding Investor Securities at least thirty (30) days prior to such filing. Upon the written request of any holder of Investor Securities, received by the Company within twenty (20) days after the giving of any such notice by the Company, to register any of such holder’s Investor

Securities (the “Piggyback Notices”), the Company will, subject to Section 2(b), cause all Investor Securities as to which registration shall have been so requested pursuant to the Piggyback Notices to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Investor Securities so registered. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2 without thereby incurring any liability to the holders of Investor Securities.
               (b) In the event that any Piggyback Registration shall be, in whole or in part, an underwritten public offering of Common Stock and the managing underwriter advises the holders of Investor Securities participating therein in writing that in their opinion marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of such Investor Securities that may be included in the underwriting shall be reduced pro rata as between the holders thereof based upon the number of Investor Securities owned by each such holder; provided, however, that the number of shares of Investor Securities to be included in such underwriting shall not be reduced unless all other securities other than those to be issued by the Company are first entirely excluded from the underwriting; provided further, that the aggregate value of the Investor Securities to be included in such registration may not be so reduced to less than thirty percent (30%) of the total value of all Investor Securities requested to be included in such registration pursuant to the Piggyback Notices.
          3. Registration on Form S-3. In addition to the rights under Section 2 hereof, if at any time:
(A)	a holder or holders of Investor Securities then outstanding request(s) that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Investor Securities held by such requesting holder or holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000; and

(B)	the Company is a registrant entitled to use Form S-3 or any successor thereto to register such Investor Securities, then the Company shall use its reasonable best efforts to register under the Securities Act on Form S-3 or any successor thereto, in accordance with the method of disposition specified in such notice, the number of Investor Securities specified in such notice. Whenever the Company is required by this Section 3 to use its reasonable best efforts to effect the registration of Investor Securities, each of the procedures and requirements of Section 1 (including the requirement that the Company notify all holders of Investor Securities from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. In addition, the Company shall have the right to delay the filing of the Form S-3 registration statement for a period not to exceed one hundred twenty (120) days if the Board of Directors of the Company shall have determined, in good faith, that to so file the Form S-3 registration statement would be seriously detrimental to the Company and its stockholders, and the President of the Company has agreed and delivered to the holder(s) a certificate to such effect; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; and provided further, that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty

(120) day period. The Company shall be obligated to register Investor Securities pursuant to this Section 3 on multiple occasions; provided, that such obligation shall be deemed satisfied on any occasion only when a registration statement covering all Investor Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such Investor Securities shall have been sold pursuant thereto.
          4. Registration Procedures. If and whenever the Company is required by the provisions of Sections 1, 2 or 3 to use its reasonable best efforts to effect the registration of any Investor Securities under the Securities Act, the Company will, as soon as practical:
(A)	prepare and file with the Commission a registration statement with respect to such securities within ninety (90) days after delivery of a Demand Notice under Section 1, or forty-five (45) days after delivery of a Demand Notice under Section 3, and use its reasonable best efforts to cause such registration statement to become effective not later than ninety (90) days from the date of its filing and to remain effective for the Requisite Period; provided, however, that (i) the Requisite Period shall be extended for a period of time equal to the period the holder of Investor Securities refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Investor Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, the Requisite Period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Investor Securities are sold;

(B)	prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Investor Securities covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

(C)	furnish to each seller of Investor Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Persons reasonably may request in order to facilitate the intended disposition of the Investor Securities covered by such registration statement;

(D)	use its reasonable best efforts to (i) register or qualify the Investor Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Investor Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request; (ii) prepare and file in those jurisdictions such amendments (including post effective amendments) and supplements, and take such other actions, as may be necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby; and (iii) take such further action as may be necessary or advisable to enable the disposition of the Investor Securities in such jurisdictions; provided, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(E)	use its reasonable best efforts to list the Investor Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(F)	immediately notify each seller of Investor Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

(G)	notify each seller of Investor Securities of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

(H)	permit a single firm of counsel, designated as selling stockholders’ counsel by the Offering Investors holding a majority of the Investor Securities to be registered, to review the registration statement and all amendments thereto for a reasonable period of time prior to their filing (provided, however, that in no event shall the Company file any document in a form to which such counsel reasonably objects; and provided further, that the Company shall have no obligation to permit such counsel to review any prospectus supplements prior to their filing, unless, and only to the extent, that any prospectus supplement contains changes to information in the registration statement relating to the Offering Investors);

(I)	make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve (12) month period beginning not later than the first day of the Company’s next fiscal quarter following the effective date of the registration statement;

(J)	if the offering is an underwritten offering, the Company will enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature, including customary holdback, indemnification and contribution provisions;

(K)	if the offering is an underwritten offering, at the request of any seller of Investor Securities, use its reasonable best efforts to furnish to such seller on the date that Investor Securities are delivered to the underwriters for sale pursuant to such registration: (i) a copy of an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, and subject to customary qualifications stating (A) that such registration statement has become effective under the Securities Act, (B) that to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (C) that the registration statement, the related prospectus and each amendment or supplement thereof comply, and as of their respective issue dates complied, as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to the financial statements or other financial or statistical information contained therein) and (D) to such other effects as reasonably may be requested by counsel for the underwriters, and (ii) a copy of a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(L)	upon reasonable advance notice and during normal business hours, make available for inspection by each seller of Investor Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(M)	provide a transfer agent and registrar, which may be a single entity, and provide a CUSIP number for all such Investor Securities, in each case not later than the effective date of the registration statement;

(N)	take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Investor Securities to be sold pursuant to the registration statement and to enable such certificates to be in such denominations and registered in such names as the Sellers or any underwriters may reasonably request;

(O)	take all other reasonable actions necessary to expedite and facilitate the registration of the Investor Securities pursuant to the registration statement;

(P)	notify each selling Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(Q)	after such registration statement becomes effective, notify each selling Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
          In connection with each registration hereunder, the sellers of Investor Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.
          5. Expenses. All expenses incurred by the Company in complying with Sections 1, 2 and 3, including all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, costs of insurance and reasonable fees and disbursements of one counsel for the sellers of Investor Securities, as a group, selected by them, but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Investor Securities are called “Selling Expenses.” The Company will pay all Registration Expenses in connection with each registration statement under Sections 1, 2 and 3. All Selling Expenses in connection with each registration statement under Sections 1, 2 or 3 shall be borne by the Holders of Investor Securities in proportion to the number of Investor Securities sold by each or as they may otherwise agree.
          6. Indemnification and Contribution.
               (a) In the event of a registration of any of the Investor Securities under the Securities Act pursuant to Sections 1, 2 or 3, the Company will indemnify and hold harmless each seller of such Investor Securities thereunder and the partners, members, officers, directors and stockholders of each such seller; any underwriter (as defined in the Securities Act), legal counsel and accountants for each such seller; and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act, from and against, and pay or reimburse them for, any losses, claims, reasonable expenses, damages or liabilities, joint or several, to which any of the aforementioned Persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Investor Securities were registered under the Securities Act pursuant to Sections 1, 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation of the Securities Act, the Exchange Act, any state securities or blue sky laws and specifically will reimburse each of the aforementioned Persons for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case if and to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon the Company’s reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, underwriter or controlling Person in writing specifically for use in such registration statement or prospectus; and provided further, that the Company shall not be liable to the extent that any such loss, claim, expense, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission in such registration statement corrected in an amendment or supplement to the registration statement, such amendment or supplement was delivered to the indemnified party in sufficient quantities and a reasonable period of time prior to the closing of any offering and the indemnified party failed to deliver or failed to cause to be delivered such registration statement as so amended or supplemented to the Person asserting such loss, claim, expense, damage or liability.
               (b) In the event of a registration of any of the Investor Securities under the Securities Act pursuant to Sections 1, 2 or 3, each seller of such Investor Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company and any underwriter and any controlling Person of such underwriter from and against all losses, claims, reasonable expenses, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling Person may become subject under the Securities Act, Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon reliance on any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Investor Securities were registered under the Securities Act pursuant to Sections 1, 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, expense, damage, liability or action; provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; and provided further, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, expense, damage or liability which is equal to the proportion that the public offering price of the Investor Securities sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such seller from the sale of Investor Securities covered by such registration statement. Notwithstanding the foregoing, the indemnity provided in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, expense, damage or liability if such settlement is effected without the consent of such seller.
               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 6 and shall only relieve it from any liability which it may have to such indemnified party under this Section 6 if and to the extent the indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to jointly with any other indemnifying party similarly notified, assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. In no event shall the indemnifying party be obligated to bear the expenses of more than one counsel for the indemnified party or parties, plus local counsel, if necessary, pursuant to the preceding sentence.
               (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, expense, damage or liability referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, expense, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue statement or alleged untrue statement or omission or alleged omission or violation or alleged violation that resulted in such loss, claim, expense, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement or omission or alleged omission or violation or alleged violation relates to information supplied or acts or omissions by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, omission or violation; provided, that, in no event shall any contribution of a holder of Investor Securities under this Section 6 exceed the net proceeds from the offering received by such holder.
               (e) The obligations of the Parties under this Section 6 shall survive the completion of any offering of Investor Securities in a registration statement under Section 1, 2 or 3; provided, that any such indemnification obligations shall not extend beyond the period proscribed by the applicable statute of limitations (and all extensions thereof) with respect to such action or claim; and provided further, that if notice is given under this Section 6 with respect to any matter entitling a party to indemnification hereunder prior to the applicable expiration date, such indemnification obligation shall continue indefinitely in respect of the applicable claim until it is finally resolved.
          7. Changes in Capital Stock. If, and as often as, there is any change in the capital stock of the Company by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the capital stock as so changed.
          8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Investor Securities to the public without registration, or pursuant to a registration on Form S-3, the Company shall at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:
(A)	make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(B)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(C)	furnish to each holder of Investor Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and

(D)	furnish to each holder of Investor Securities a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed with the Commission by the Company, as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Investor Securities without registration or pursuant to Form S-3 (at any time after the Company so qualifies to use such form); provided, that this obligation shall be deemed satisfied if such reports and documents are publicly available on the Commission’s EDGAR or IDEA systems (or any successor systems thereto).
          9. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

               (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its subsidiaries.
               (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies and except for the indemnification provisions contained herein as limited by applicable federal or state securities laws.
          10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, personal representatives and permitted assigns. This Agreement and the rights and duties of the Company set forth herein may be freely assigned by the Company without the consent of the Investors or the holders of the Investor Securities. This Agreement and the rights and duties of the Investors set forth herein shall not be assigned by any Investor, in whole or in part, except to Permissible Transferees. All covenants and agreements of holders of Investor Securities shall bind any and all Permissible Transferees of Investor Securities, and the Company shall not transfer on its records any such Investor Securities unless the Permissible Transferee shall have first delivered to the Company (in a form acceptable to the Company) the written agreement of the Permissible Transferee to become a Party to this Agreement as a holder of Investor Securities.
          11. Limitations on Subsequent Registration Rights; Termination of Prior Registration Rights.
               (a) From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Investor Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant to such holder or prospective holder the right, except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register or include in any registration any securities of the Company.
               (b) Each of the Replidyne Investors hereby acknowledges that all of its registration rights under the Replidyne Stockholders Agreement, including those set forth in Articles 3 and 4 thereof, are hereby terminated and shall be of no further force and effect, and that the only registration rights relating to the capital stock of the Company that such Replidyne Investors hold are set forth in this Agreement.

          12. Enforcement.
               (a) Remedies. If a Party shall default (and shall not have cured such default within any applicable cure periods provided for herein) in any of its obligations under this Agreement or if any representation or warranty made by the Company in this Agreement shall be untrue or misleading as of the date it was made, any aggrieved Party may proceed to protect and enforce its rights in accordance with Section 12(b), whether for the specific performance of any provision contained in this Agreement or for an injunction or restraining order against the breach of any such provision or for monetary damages in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such Party or to take any one or more of such actions.
               (b) Disputes. The Parties hereby consent and agree that the State or Federal Courts located in Ramsey County, City of St. Paul, Minnesota, shall have exclusive jurisdiction to hear and determine any claims or disputes between the Parties pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that the Parties acknowledge that any appeals from those courts may have to be heard by a court located outside of Ramsey County, City of St. Paul, Minnesota. The Parties expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, waives any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court.
               (c) Waiver of Jury Trial. The Parties desire that disputes arising hereunder or relating hereto be resolved by a judge applying such applicable laws. Therefore, the Parties hereto waive all right to trial by jury in any action, suit or proceeding brought to resolve any dispute, whether sounding in contract, tort, or otherwise among the Parties arising out of, connected with, related to, or incidental to the relationship established in connection with, this Agreement.
               (d) Remedies Cumulative; Waiver. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to any Party. No express or implied waiver by any Party of any default shall be a waiver of any future or subsequent default. The failure or delay of any Party in exercising any rights granted it hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right by any Party shall not exhaust the same or constitute a waiver of any other right provided herein.
          13. Miscellaneous.
               (a) Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate. Unless otherwise expressly provided, the words “include”, “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the provisions hereof.

               (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed (i) if to the Company, at 651 Campus Drive, St. Paul, MN 55112, Attention: Chief Executive Officer, facsimile number 651 259-1696 and (ii) if to any holder of Investor Securities, to such holder at such address as may have been furnished to the Company in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Investor Securities) or to the holders of Investor Securities (in the case of the Company) in accordance with the provisions of this Section.
               (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements entered into and to be wholly-performed in such State.
               (d) This Agreement may be amended at any time and from time to time, in whole or in part, by a writing executed by the Company and the holders of at least 66 2/3% of the then outstanding Investor Securities, including Easton and Maverick to the extent that such Investors hold Investor Securities at the time of such amendment; provided, that no such amendment may materially adversely affect or terminate the rights of any Investor under this Agreement without the written consent of such Investor.
               (e) This Agreement may be executed by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, it being understood that all parties need not sign the same counterpart.
               (f) If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, the Parties shall negotiate in good faith to duly amend this Agreement be replacing such illegal, invalid or unenforceable provision with a legal, valid and enforceable provision, the economic effect of which comes as close as possible to that of such illegal, invalid or unenforceable provision.
          14. Termination.
               (a) This Agreement shall automatically terminate as to any holder of Investor Securities at such time when all of such holder’s Investor Securities may be sold pursuant to Rule 144 under the Securities Act or any successor rule without restriction as to volume limitations.
               (b) This Agreement shall automatically terminate when all Investor Securities have been sold or transferred by the holders of the Investor Securities (other than to Permissible Transferees).

          15. Silicon Valley Bank. Notwithstanding anything to the contrary set forth in the Recitals hereto, on September 12, 2008, CSI-MN issued a warrant to purchase 13,000 shares of CSI-MN’s Series B Preferred Stock to Silicon Valley Bank, which warrant was assigned to SVB Financial Group (“SVB”), was assumed by the Company in connection with the Merger and became a warrant to purchase the number of shares of Common Stock of the Company set forth on Schedule I opposite SVB’s name (the “SVB Warrant”). Automatically upon the exercise or conversion of the SVB Warrant by SVB (or any successors or permitted transferees or assigns under the Warrant) (the “Warrant Holder”), and not until then, the Warrant Holder shall be deemed to be a party hereto as an Investor and the shares represented by the SVB Warrant shall become Investor Securities hereunder.
[Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed as an instrument under seal as of the date first above written.

CARDIOVASCULAR SYSTEMS, INC.			MAVERICK FUND II, LTD.

By:	/s/ David L. Martin		By:	Maverick Capital, Ltd.

	Name:	David L. Martin		Its Investment Advisor
	Title:	Chief Executive Officer

			By:	/s/ John T. McCafferty

				Name:	John T. McCafferty
				Title:	Limited Partner and General Counsel

EASTON HUNT CAPITAL PARTNERS, L.P.			MITSUI & CO. VENTURE PARTNERS II, L.P.

By:	EHC GP, L.P. its General Partner		By:	Mitsui & Co. Venture Partners, Inc. Its General Partner
By:	EHC GP, Inc., its General Partner

By:	/s/ Richard P. Schneider		By:	/s/ Taro Inaba

	Name:	Richard P. Schneider		Name:	Taro Inaba
	Title:	Vice President & Treasurer		Title:	President and CEO

EASTON CAPITAL PARTNERS, LP			MITSUI & CO. VENTURE PARTNERS, INC.

By:	ECP GP, LLC
By:	ECP GP, Inc., its Manager

By:	/s/ Richard P. Schneider		By:	/s/ Taro Inaba

	Name:	Richard P. Schneider		Name:	Taro Inaba
	Title:	Vice President & Treasurer		Title:	President and CEO

MAVERICK FUND, L.D.C.			MITSUI & CO. (U.S.A.), INC.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty		By:	/s/ Kenichi Hori

	Name:	John T. McCafferty		Name:	Kenichi Hori
	Title:	Limited Partner and General Counsel		Title:	Senior Vice President

MAVERICK FUND USA, LTD.			MCVP HOLDING, INC.

By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty		By:	/s/ Tsutomu Yoshida

	Name:	John T. McCafferty		Name:	Tsutomu Yoshida
	Title:	Limited Partner and General Counsel		Title:	President and CEO

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed as an instrument under seal as of the date first above written.

ITX INTERNATIONAL EQUITY CORP.			/s/ Brent G. Blackey

Brent G. Blackey

By:	/s/ Takehito Jimbo		/s/ Gary M. Petrucci

	Name:	Takehito Jimbo	Gary M. Petrucci
	Title:	President & CEO

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP			SVB FINANCIAL GROUP

By:	Whitebox Hedged High Yield Advisors LLC
By:	Whitebox Advisors LLC

By:	/s/ Jonathan Wood		By:	/s/ Norman Cutler

	Name:	Jonathan Wood		Name:	Norman Cutler
	Title:	Chief Operating Officer/Director		Title:	Derivatives Manager

WHITEBOX COMBINED PARTNERS, LP			HEALTHCARE VENTURES VI, L.P.

By:	Whitebox Combined Advisors LLC		By:	HealthCare Partners VI, L.P., its General Partner
By:	Whitebox Advisors LLC

By:	/s/ Jonathan Wood		By:	/s/ Jeffrey Steinberg

	Name:	Jonathan Wood		Name:	Jeffrey Steinberg
	Title:	Chief Operating Officer/Director		Title:	Administrative Partner

GDN HOLDINGS LLC			HEALTHCARE VENTURES VIII, L.P.

			By:	HealthCare Partners VIII, L.P.,
its General Partner

By:	/s/ Glen D. Nelson		By:	HealthCare Partners VIII, LLC,

	Name:	Glen D. Nelson		its General Partner
	Title:	Governor & Chief Managing Member

/s/ Glen D. Nelson			By:	/s/ Jeffrey Steinberg

Glen D. Nelson				Name:	Jeffrey Steinberg
				Title:	Administrative Officer

/s/ John Borrell			IRON CITY FUND, LTD.

John Borrell

			By:	Duquesne Capital Management, L.L.C.,
its Investment Manager

/s/ Paul Koehn			By:	/s/ Joseph W. Haleski

Paul Koehn				Name:	Joseph W. Haleski
				Title:	Vice President

/s/ Robert J. Thatcher

Robert J. Thatcher

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed as an instrument under seal as of the date first above written.

JUGGERNAUT FUND, L.P.			SEQUEL ENTREPRENEURS’ FUND III, L.P.

By:	Duquesne Capital Management, L.L.C.,		By:	Sequel Venture Partners III, L.L.C.,
	its Investment Manager			its General Partner

By:	/s/ Joseph W. Haleski		By:	/s/ Daniel J. Mitchell

	Name:	Joseph W. Haleski		Name:	Daniel J. Mitchell
	Title:	Vice President		Title:

WINDMILL MASTER FUND, L.P.			TPG BIOTECHNOLOGY PARTNERS, L.P.

By:	Duquesne Capital Management, L.L.C., its Investment Manager		By:	TPG Biotechnology Genpar, L.P.
			By:	TPG Biotech Advisors, LLC

By:	/s/ Joseph W. Haleski		By:	/s/ Clive Bode

	Name:	Joseph W. Haleski		Name:	Clive Bode
	Title:	Vice President		Title:	Vice President

MORGENTHALER PARTNERS, VII, L.P.			TPG VENTURES, L.P.

By:	Morgenthaler Management Partners, VII, L.L.C., its Managing Partner		By:	TPG Ventures Genpar, L.P.
			By:	TPG Ventures Advisors, LLC

By:	/s/ Theodore A. Laufik		By:	/s/ Clive Bode

	Name:	Theodore A. Laufik		Name:	Clive Bode
	Title:	Chief Financial Officer and Managing Member		Title:	Vice President

PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP			SMITHKLINE BEECHAM PLC

By:	/s/ Jay A. Schoenfarber		By:	/s/ V.A. Whyte

	Name:	Jay A. Schoenfarber		Name:	V.A. Whyte
	Title:	Attorney-in-Fact		Title:	Assistant Secretary

SEQUEL LIMITED PARTNERSHIP III			/s/ Edward Brown

Edward Brown

By:	Sequel Venture Partners III, L.L.C.,
its General Partner

By:	/s/ Daniel J. Mitchell		/s/ Henry Wendt

	Name:	Daniel J. Mitchell	Henry Wendt
Title:

/s/ Todd Van Horn

Todd Van Horn

/s/ Lee Lutz

Lee Lutz